Exhibit 23(a)

                         TROUTMAN SANDERS
                 600 PEACHTREE STREET, SUITE 5200
                   ATLANTA, GEORGIA  30308-2216
                          (404) 885-3000



                           May 19, 1995



Georgia Power Company
333 Piedmont Avenue, N.E.
Atlanta, Georgia  30308

Ladies and Gentlemen:

     We hereby consent to the reference to our firm under the caption "Legal Opinions and Experts" in the Prospectus Supplement of Georgia Power Company (the "Company") dated May 17, 1995, relating to $75,000,000 aggregate principal amount of First Mortgage Bonds, 7.70% Series due May 1, 2025, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated May 17, 1995.

                                   Very truly yours,

                                   /s/Troutman Sanders